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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

KURA ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37620	61-1547851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11119 North Torrey Pines Road, Suite 125 La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 500-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2016, Kura Oncology, Inc. (the “Company”) entered into an amendment to its license agreement with Janssen Pharmaceutica NV dated December 18, 2014, to expand the field of the license to all human diseases, disorders or medical conditions, other than virology diseases, disorders or medical conditions (the “Janssen Amendment”).

On June 6, 2016, the Company entered into an amendment to its management services agreement with Araxes Pharma LLC (“Araxes”) dated October 1, 2014 to reduce the monthly management fee payable by Araxes to the Company under the agreement from $100,000 per month to $65,000 per month effective from April 1, 2016 (the “Araxes Amendment”).

The foregoing is only a summary of the material terms of the Janssen Amendment and the Araxes Amendment, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Janssen Amendment and the Araxes Amendment, each of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KURA ONCOLOGY, INC.

Date: June 6, 2016	By:	/s/ Annette North
Annette North
SVP, General Counsel